Exhibit 23.1


                           CONSENT OF INDEPENDENT
                        CERTIFIED PUBLIC ACCOUNTANTS



China Premium Food Corporation
North Palm Beach, Florida


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form SB-2 of our report dated February 25, 2000 relating to the financial statements of China Premium Food Corporation for the years ended December 31, 1998 and 1999, which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.




BDO Seidman, LLP
Los Angeles, California
August 22, 2000